Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-160614) pertaining to the Dendreon Corporation 2009 Equity Incentive Plan and the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-39634) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-107551) pertaining to the 2000 Equity Incentive Plan, as amended,

(4)	Registration Statement (Form S-8 No. 333-85032) pertaining to the 2002 Broad Based Equity Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-143251) pertaining to the 2000 Equity Incentive Plan, as amended and the 2000 Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-179780) pertaining to the 2012 Equity Incentive Inducement Award Plan,

(7)	Registration Statement (Form S-8 No. 333-182955) pertaining to the Dendreon Corporation 2009 Equity Incentive Plan, and

(8)	Registration Statement (Form S-8 No. 333-185638) pertaining to the Dendreon Corporation 2013 Employee Stock Purchase Plan;

of our reports dated February 25, 2013, with respect to the consolidated financial statements of Dendreon Corporation and the effectiveness of internal control over financial reporting of Dendreon Corporation included in this Annual Report (Form 10-K) of Dendreon Corporation for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Seattle, Washington

February 25, 2013